Exhibit 99.1

Twist Bioscience Reports Third Quarter Fiscal 2021 Financial Results

-- Revenue Growth of 65% over Fiscal 2020 Third Quarter --

-- Order Growth of 58% Year over Year --

-- Gross Margin of 40% for the Quarter --

SOUTH SAN FRANCISCO, Calif. – August 6, 2021 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the third quarter of fiscal 2021 ended June 30, 2021.

“It is an exciting time to be at the forefront of synthetic biology,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “The opportunity continues to expand as our customers pursue new and innovative solutions to life’s grand challenges in the areas of healthcare, sustainable chemicals, food, agriculture and more. Together with the promise of future applications, we continue to deliver solid revenue growth and extend our proprietary silicon-based DNA synthesis platform to new markets ripe for disruption.”

FISCAL 2021 THIRD QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the third quarter of fiscal 2021 were $39.1 million, compared to $24.7 million for the same period of fiscal 2020.
•	Revenue: Total revenues were $35.0 million for the third quarter of fiscal 2021 compared to $21.2 million for the same period of fiscal 2020.
•	Cost of Revenues: Cost of revenues for the third quarter of fiscal 2021 was $20.9 million compared to $16.5 million for the same period of fiscal 2020.
•	Research and Development Expenses: Research and development expenses for the third quarter of fiscal 2021 were $19.8 million compared to $10.4 million for the same period of fiscal 2020.
•	Selling, General and Administrative Expenses: Selling, general and administrative expenses for the third quarter of fiscal 2021 were $34.5 million compared to $22.5 million for the same period of fiscal 2020.
•	Net Loss: Net loss for the third quarter of fiscal 2021 was $40.0 million, or $0.82 per share, compared to $28.2 million, or $0.67 per share, for the third quarter of fiscal 2020.
•	Cash Position: As of June 30, 2021, the company had $519.4 million in cash, cash equivalents and short-term investments.

“Our gross margin was 40% for the quarter, reflecting the higher contribution margin and mix of NGS tools. We are raising our revenue guidance based on continued strength across our business,” commented Jim Thorburn, CFO of Twist.

Fiscal Third Quarter 2021 and Recent Highlights

•	Shipped products to approximately 1,800 customers in the third quarter of fiscal 2021 versus approximately 1,400 in the same period of fiscal 2020.

•	Shipped 107,000 genes during the third quarter versus 83,000 in the same period of fiscal 2020.

•	Supported the Engineering Biology Research Consortium (EBRC) and its Statement of Ethics in Engineering Biology Research. A companion paper, titled “Guiding ethical principles in engineering biology research,” to contextualize the purpose and principles behind the Statement has also now been published in ACS Synthetic Biology.

•	Acquired iGenomX, a company offering multiplex library preparation tools for next-generation sequencing (NGS) workflows. The acquisition is expected to enhance Twist’s capabilities to support multiplex sequencing preparations across multiple markets and to accelerate Twist’s conversion of customers from static microarray platforms to genotyping by sequencing workflows.

•	Launched the Twist Library Preparation Enzymatic Fragmentation Kit 2.0, a robust all-in-one solution designed to maximize accuracy and efficiency in library construction and amplification when conducting next-generation sequencing (NGS). The kit is optimized for challenging NGS applications including liquid biopsy, somatic variant testing and genome-wide association studies. In addition, the kit excels in preparing samples where the amount of sample input DNA is either very limited or heavily degraded, as in the case of many banked oncology samples.

•	Announced a collaboration with Regeneron Genetics Center LLC (RGC), a wholly-owned subsidiary of Regeneron, for the production of a custom next-generation sequencing (NGS) population genetics genotyping assay. Arising from a need to incorporate the genetic differences of global populations, this assay is designed to gain new insights into disease mechanisms, identify novel drug targets, and accelerate drug discovery and development. Twist markets the assay as the Twist Diversity SNP Panel, and makes the content available to researchers globally for their population genomics studies.

•	Began shipping synthetic RNA reference controls for the SARS-CoV-2 Delta (B.1.617.2), Kappa (B.1.617.1) and B.1.617.3 variants first identified in India and spreading rapidly worldwide.

•	The DNA Data Storage Alliance, of which we are a participating member, published its first white paper titled “Preserving our Digital Legacy: An Introduction to DNA Data Storage.”

•	Inclusion in the State Street Global Advisors Gender Diversity Index (SHE).

•	Appointed Melissa Starovasnik, Ph.D., formerly vice president, protein sciences and head of large molecule drug discovery at Genentech, Inc., to the Board of Directors.

Updated Fiscal 2021 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2021. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Twist does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

For the full fiscal year 2021, Twist provided the following updated financial guidance:

•	Increasing revenue guidance, which is now expected to be in the range of $129 million to $132 million

○	Synbio revenue including Ginkgo Bioworks is expected to be in the range of $54 to $56 million

○	NGS revenue is estimated to be in the range of $69 to $70 million

○	Biopharma revenue is estimated to be approximately $6 million

•	Gross margin is expected to be 38% to 40% for fiscal 2021

•	Operating expenses including R&D and SG&A are expected to be $200 million for the year

•	Net loss is expected to be approximately $150 million, reflecting our increased investments in our commercial organization and research and development activities

○	R&D is expected to be approximately $70 million

○	Stock-based compensation is expected to be approximately $37 million

○	Depreciation is expected to be $10 million

○	Capital expenditures are expected to be $40 million, including expansion into “Factory of the Future”

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors today at 8:00 a.m. Eastern Time to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 3485949. A telephonic replay of the conference call will be available beginning approximately four hours after the call through August 13, 2021 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 3485949. The webcast replay will be available for two weeks.

Given the circumstances globally, it is recommended to dial-in at most 15 to 20 minutes prior to the call start to reduce waiting times. If a participant will be listen-only, they are encouraged to listen via the webcast on Twist’s investor page.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

Follow us on Twitter | Facebook | LinkedIn | YouTube

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein, including without limitation the statements under “Updated Fiscal 2021 Financial Guidance,” the quotations of our Chief Executive Officer regarding Twist Bioscience’s opportunity, among other things, and the statements regarding the expected impact of the acquisition of iGenomX, are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist Bioscience is developing obsolete or non-competitive; the retention of employees of acquired companies and the ability of Twist Bioscience to successfully integrate acquired companies and to achieve expected benefits, risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report Form 10-Q filed with the Securities and Exchange Commission on May 7, 2021 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

Angela Bitting

SVP, Corporate Affairs

925- 202-6211

abitting@twistbioscience.com

# # #

Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2021	2020	2021	2020
Revenues	$35,018	$21,207	$94,382	$57,668
Operating expenses:
Cost of revenues	20,933	16,472	58,123	43,829
Research and development	19,838	10,444	49,629	31,369
Selling, general and administrative	34,478	22,487	97,658	76,082
Change in fair value of acquisition consideration	1,887	-	1,887	-
Litigation settlement	-	-	-	22,500
Total operating expenses	$77,136	$49,403	$207,297	$173,780
Loss from operations	$(42,118)	$(28,196)	$(112,915)	$(116,112)
Interest income	86	247	377	1,388
Interest expense	(70)	(181)	(284)	(644)
Other income (expense), net	(312)	(56)	(305)	(125)
Provision for income taxes	2,377	(21)	2,271	(120)
Net loss attributable to common stockholders	$(40,037)	$(28,207)	$(110,856)	$(115,613)
Net loss per common share, basic and diluted	$(0.82)	$(0.67)	$(2.32)	$(3.09)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	48,963	41,838	47,881	37,463

Twist Bioscience Corporation

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30, 2021	September 30, 2020
Assets
Cash and cash equivalents	$475,279	$93,667
Short-term investments	44,129	196,335
Accounts receivable, net	28,116	26,376
Inventories	21,224	12,289
Prepaid expenses and other current assets	7,859	6,203
Total current assets	576,607	334,870
Property and equipment, net	37,864	25,466
Operating lease right-of-use assets	62,803	33,699
Other non-current assets	48,024	4,847
Total assets	$725,298	$398,882
Current liabilities
Accounts payable	$11,268	$4,830
Accrued liabilities	24,390	18,846
Current portion of long-term debt	7,545	3,333
Current portion of operating lease liabilities	2,365	6,409
Other current liabilities	9,265	2,611
Total current liabilities	54,833	36,029
Operating lease liabilities, net of current portion	53,849	24,837
Long-term debt, net of current portion	-	1,403
Other non-current liabilities	6,168	351
Total liabilities	114,850	62,620
Total stockholders’ equity	$610,448	$336,262
Total liabilities and stockholders’ equity	$725,298	$398,882